Exhibit 99

THURSDAY, MARCH 8, 2007

COMPANY PRESS RELEASE

     TRANSGENOMIC, INC. REPORTS FOURTH QUARTER AND FISCAL YEAR 2006 RESULTS

OMAHA, Neb., March 8, 2007 - Transgenomic, Inc. (the "Company") (OTC BB:
TBIO.OB) today announced financial results for the fourth quarter and year ended December 31, 2006. The Company's financial results are presented in the tables that follow.

FOURTH QUARTER 2006

The Company reported a net loss of $1.0 million or $0.02 per share for the fourth quarter of 2006 as compared to a net loss of $11.2 million or $0.26 per share for the fourth quarter of 2005. The 2006 net loss was comprised of a loss from continuing operations of $877,000 or $0.02 per share and a loss from discontinued operations of $164,000. The 2005 net loss was comprised of a loss from continuing operations of $1.8 million or $0.04 per share and a loss from discontinued operations of $9.4 million or $0.22 per share.

Net sales from continuing operations were $5.8 million during the fourth quarter 2006, compared to $5.3 million during the comparable period of 2005. Gross profit from continuing operations was $3.0 million or 52 percent gross margin during the fourth quarter of 2006 compared to $2.3 million or 44 percent gross margin during the comparable period of 2005. Operating expenses from continuing operations were $3.9 million during the fourth quarter of 2006 compared to $3.6 million during the same period of 2005. The Company used cash flows from operations of $1.7 million during the fourth quarter of 2006, comparable to cash flows used in operations of $1.7 million during the same period in 2005. Cash and cash equivalents totaled $5.9 million at December 31, 2006.

YEAR ENDED DECEMBER 31, 2006

The Company reported a net loss of $3.4 million or $0.07 per share for the year ended December 31, 2006 as compared to a net loss of $15.0 million or $0.42 per share during the comparable period of 2005. The 2006 net loss was comprised of a loss from continuing operations of $3.0 million or $0.06 per share and a loss from discontinued operations of $468,000 or $0.01 per share. The 2005 net loss was comprised of a loss from continuing operations of $5.0 million or $0.14 per share and a loss from discontinued operations of $10.0 million or $0.28 per share.

Net sales from continuing operations were $23.4 million for the year ended December 31, 2006, compared to $25.8 million during the comparable period of 2005. Gross profit from continuing operations was $11.4 million or 49 percent gross margin for the year ended December 31, 2006 compared to $12.3 million or 48 percent gross margin in 2005. Operating expenses from continuing operations were $14.5 million for the year ended December 31, 2006 compared to $14.8 million during the comparable period of 2005. The Company used cash flows from operations of $1.2 million for the year ended December 31, 2006 compared to cash flows used in operations of $3.6 million during the same period in 2005.

COMMENT AND OUTLOOK

The Company's President and Chief Executive Officer, Craig Tuttle, noted, "I am pleased that our fourth quarter sales ended very close to forecast and substantially improved over third quarter. Fourth quarter net sales included continued strong growth for our Discovery Services group as well as a good level of OEM system sales. We are maintaining our WAVE business consumables net sales and increased WAVE system unit placements over Q3. We added some very distinguished clients to our CLIA reference lab business for mitochondrial disease testing including ARUP, a leading national reference laboratory as well as several additional prominent hospital systems. Revenue grew over $100K quarter-over-quarter for our reference lab and we anticipate growth to continue similarly in the future."

Mr. Tuttle continued, "Our most significant success in the quarter, although not revenue generating at the moment, is the completion of 10 patent disclosures for novel DNA mutation discoveries that are strongly linked to a significant number of different cancer types. Our goal is to submit patent applications for up to a total of 30 different groups of mutations that were discovered in several key cellular pathways that are responsible for cancer growth and treatment targets. With this emerging intellectual property, we anticipate using these mutations to develop drug target collaborations with key pharma companies, develop the ability to target therapies based on each drug's pathway treatment mechanism, predict reoccurrence based on a mutation profile and even monitor patients for treatment effectiveness based on a diagnostic evaluation of their mutation-load. We hope to begin forming collaborations on this intellectual property as early as Q2 in 2007."

Finally, Mr. Tuttle noted, "Continued focus on aligning our expenses with our net sales is an integral part of our day-to-day management. Our recent announcement regarding additional consolidation of facilities will drive significant improvement in this area."

EARNINGS CALL

Company management will discuss fourth quarter and full year 2006 financial results via teleconference on Thursday, March 8, at 5:00 p.m. Eastern Time. To access the call via telephone, dial 800-896-8445 or 785-830-1916. The Company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Thursday, March 22, 2007. Simply dial 800-839-1229 or 402-220-0459 from any telephone.

ABOUT TRANSGENOMIC:  A DECADE OF DISCOVERY 1997 - 2007

Transgenomic is a global biotechnology company that provides unique systems, products, discovery and laboratory testing services to the academic and medical research, clinical and pharmaceutical markets for automated high sensitivity genetic variation and mutation analysis in the fields of pharmacogenomics and personalized medicine. This is accomplished through their offerings of WAVE(R) DHPLC Systems, reagents, consumables and assay kits, automated cytogenetics systems and Transgenomic Discovery and CLIA Lab Services. To date there have been over 1,200 WAVE systems installed in over 600 customer sites in over 35 countries and approximately 1,500 publications utilizing Transgenomic products or services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

TRANSGENOMIC CAUTIONARY STATEMENTS

Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

For confirmation of release or further information, please contact:

Debra Schneider
Chief Financial Officer
Transgenomic, Inc.
12325 Emmet Street
Omaha, NE 68164

Phone: 402.452.5400
Fax: 402.452.5461

investorrelations@transgenomic.com

                               TRANSGENOMIC, INC.
                            SUMMARY FINANCIAL RESULTS
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (dollars in thousands except per share data)

                                                   THREE MONTHS ENDED                  YEAR ENDED
                                                      DECEMBER 31,                    DECEMBER 31,
                                              ----------------------------    ----------------------------
                                                  2006            2005            2006            2005
                                              ------------    ------------    ------------    ------------
NET SALES                                     $      5,810    $      5,349    $     23,415    $     25,828
COST OF GOODS SOLD                                   2,784           3,018          12,046          13,497
                                              ------------    ------------    ------------    ------------
      Gross profit                                   3,026           2,331          11,369          12,331
OPERATING EXPENSES:
      Selling, general and administrative            3,304           2,934          12,138          12,218
      Research and development                         641             502           2,362           2,199
      Impairment charge                                 --             178              --             425
                                              ------------    ------------    ------------    ------------
                                                     3,945           3,614          14,500          14,842
                                              ------------    ------------    ------------    ------------
LOSS FROM OPERATIONS                                  (919)         (1,283)         (3,131)         (2,511)
OTHER INCOME (EXPENSE):
      Interest expense                                  (4)            (54)            (11)         (1,978)
      Loss on debt extinguishment                       --            (541)             --            (541)
      Other, net                                        52              55             209              72
                                              ------------    ------------    ------------    ------------
                                                        48            (540)            198          (2,447)
                                              ------------    ------------    ------------    ------------
LOSS BEFORE INCOME TAXES                              (871)         (1,823)         (2,933)         (4,958)
INCOME TAX EXPENSE                                       6              --              30              26
                                              ------------    ------------    ------------    ------------
LOSS FROM CONTINUING OPERATIONS                       (877)         (1,823)         (2,963)         (4,984)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                          (164)         (9,391)           (468)        (10,009)
                                              ------------    ------------    ------------    ------------
NET LOSS                                      $     (1,041)   $    (11,214)   $     (3,431)   $    (14,993)
                                              ============    ============    ============    ============

BASIC AND DILUTED LOSS PER SHARE:
      From continuing operations              $      (0.02)   $      (0.04)   $      (0.06)   $      (0.14)
      From discontinued operations                      --           (0.21)          (0.01)          (0.28)
                                              ------------    ------------    ------------    ------------
                                              $      (0.02)   $      (0.25)   $      (0.07)   $      (0.42)
                                              ============    ============    ============    ============

BASIC AND DILUTED WEIGHTED AVERAGE SHARES
  OUTSTANDING                                   49,189,672      44,366,132      49,188,451      35,687,580

                               TRANSGENOMIC, INC.
                            SUMMARY FINANCIAL RESULTS
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (dollars in thousands)

                                                                      YEAR ENDED
                                                                     DECEMBER 31,
                                                               ------------------------
                                                                  2006          2005
                                                               ----------    ----------
NET CASH FLOWS USED IN OPERATING ACTIVITIES                        (1,218)       (3,627)

NET CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES                   (195)        1,646

NET CASH FLOWS FROM FINANCING ACTIVITIES                                5         7,917

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH              540          (202)
                                                               ----------    ----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                              (868)        5,734

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                    6,736         1,002
                                                               ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                     $    5,868    $    6,736
                                                               ==========    ==========

                               TRANSGENOMIC, INC.
                            SUMMARY FINANCIAL RESULTS
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                             (dollars in thousands)

                                                                              DECEMBER 31,   DECEMBER 31,
                                                                                  2006           2005
                                                                              ------------   ------------
                                ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                                  $      5,868   $      6,736
   Accounts receivable (net of allowances for bad debts of $444 and $615,
    respectively)                                                                    6,525          7,542
   Inventories                                                                       2,672          2,990
   Prepaid expenses and other current assets                                           540            653
   Current assets of discontinued operations                                            --            197
                                                                              ------------   ------------
         Total current assets                                                       15,605         18,118
PROPERTY AND EQUIPMENT, NET                                                          1,498          2,577
OTHER ASSETS:
   Goodwill                                                                            638            638
   Other assets                                                                        853          1,074
   Non-current assets of discontinued operations                                     2,773          2,933
                                                                              ------------   ------------
                                                                              $     21,367   $     25,340
                                                                              ============   ============
                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                                                           $      1,558   $      1,796
   Other accrued expenses                                                            2,898          3,114
   Accrued compensation                                                                689            602
   Current liabilities of discontinued operations                                      184          1,922
                                                                              ------------   ------------
         Total current liabilities                                                   5,329          7,434
   Long-term debt                                                                       --             --
                                                                              ------------   ------------
         Total liabilities                                                           5,329          7,434
STOCKHOLDERS' EQUITY                                                                16,038         17,906
                                                                              ------------   ------------
                                                                              $     21,367   $     25,340
                                                                              ============   ============